CONSENT OF
                                   ----------
                           KIRKPATRICK & LOCKHART LLP
                           --------------------------

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Statement of Additional Information of Post-Effective Amendment No. 7 under the Securities Act of 1933 and Post-Effective Amendment No. 2 under the Investment Company Act of 1940 to the Form N-6 Registration Statement of Life Insurance Separate Account of USAA Life Insurance Company, as registrant, and USAA Life Insurance Company, as depositor, Securities Exchange Commission File Nos. 333-45343 and 811-08625.

                                                     KIRKPATRICK & LOCKHART LLP

Washington, D.C.
February 24, 2003